EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1912) pertaining to the 1994 Stock Option Plan of TresCom International, Inc. of our reports dated March 27, 1997 with respect to the consolidated financial statements and schedule of TresCom International, Inc. in the Annual Report (Form 10-K) of TresCom International, Inc. for the year ended December 31, 1996.



                                                /s/ Ernst & Young LLP


Atlanta, Georgia
March 28, 1997